UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

BLOCK 6,

TRIQ PACEVILLE,

ST. JULIANS STJ 3109

MALTA

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Series D Preferred Stock

On April 30, 2023, Esports Entertainment Group, Inc. (the “Company,” “we,” “our,” and “us”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”). The Securities Purchase Agreement includes the terms of a direct offering to the Investor of (i) 4,300 shares of new Series D Convertible Preferred Stock (the “Series D Preferred Stock”), $0.001 par value per share, for a price of $1,000 per share, (ii) common warrants to purchase 1,433,333 shares of our Common Stock at a price of $1.96 per share (the “Common Warrant”), and (c) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share (the “Preferred Warrant”). The closing of the offering is subject to customary and other closing conditions.

Issuances of shares of common stock upon conversion of the Series D Convertible Preferred Stock and Common Warrants in excess of 20% of the Company’s outstanding shares of common stock would require approval by the Company’s stockholders pursuant to the rules and regulations of the Nasdaq Stock Market.

The Securities Purchase Agreement contains certain covenants and restrictions that the Company shall not file certain registration statements or issue or sell securities for a period of time after the closing, as more fully described in the Securities Purchase Agreement. The Securities Purchase Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties.

The transactions contemplated by the Securities Purchase Agreement and the designation of 10,000 shares of preferred stock as Series D Preferred Stock, with a par value of $0.001 per share, to be effective upon filing of a Series D Certificate of Designations with the Secretary of State of the State of Nevada, were approved by our Board of Directors.

The securities are expected to be offered and issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act of 1933, as amended.

Common Warrants and Preferred Warrants

The Common Warrants and Preferred Warrants expire in five years. The Common Warrants have a cashless exercise provision. The exercise of the Common Warrants are subject to a beneficial ownership limitation for the Holder of 4.99%, which may be increased to 9.99% provided that the increase will not be effective until the 61st day after delivery of a notice to the Company.

If and when the Preferred Warrants are exercised, pursuant to the terms of the Common Warrants, the number of shares of common stock that will be issuable under the Common Warrants will increase by an amount equal to the aggregate value of the shares of Series D Preferred Stock (including any dividends or other amounts thereon) divided by the Alternate Conversion Price (as defined in the Certificate of Designations for the Series D Preferred Stock). The Common Warrants and Preferred Warrants contain customary anti-dilution protection for the Holder and anti-dilution protection in the event of certain dilutive issuances. In addition, the Common Warrants provide the Holder with certain purchase rights in subsequent issuances or sales of securities by the Company.

Registration Right Agreement

Pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) between the Holder and the Company, the Company intends to grant certain registration rights to the Investor. The Registration Rights Agreement requires the Company to file a registration statement covering the resale of the shares of Common Stock underlying the shares of Series D Preferred Stock to be issued in the offering and the shares of common stock issued upon exercise of the Common Warrants. The Registration Rights Agreement also covers the conversion of any shares of Series D Preferred Stock issued upon exercise of the Preferred Warrants. The Company shall file the registration statement within 60 days from the closing of the transactions contemplated by the Securities Purchase Agreement and cause the registration statement to be declared effective within 120 days after the closing of the transactions contemplated by the Securities Purchase Agreement. The Registration Rights Agreement contains mutual customary indemnification provisions among the parties and requires the Company to make certain cash payments in the event the Company fails to file and/or maintain the effectiveness of a required registration statement.

Maxim Group LLC (“Maxim”) was engaged as the sole placement agent for the offering of the Series D Preferred Stock. Maxim is entitled to receive a placement agent fee at the closing of the transactions contemplated by the Securities Purchase Agreement, representing 7.0% of the gross cash proceeds at the closing. After deducting the placement agent fee associated with the Securities Purchase Agreement, our estimated net cash proceeds at the closing are expected to be approximately $4,000,000.

The foregoing is only a summary of the material terms of the Securities Purchase Agreement, Common Warrants, Preferred Warrants, Registration Rights Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Securities Purchase Agreement, Common Warrants, Preferred Warrants and the Registration Rights Agreement is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report and incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Expected Series D Convertible Preferred Stock Key Terms:

The terms and provisions of the Series D Preferred Stock will be set forth in a Series D Preferred Stock Certificate of Designations, expected to be filed and effective with the Secretary of State of the State of Nevada at or prior to the closing of the transactions contemplated by the Securities and Purchase Agreement, but are expected to be substantially similar to the Series C Convertible Preferred Stock.

Although the Series D Preferred Stock is not expected to be issued and outstanding until the closing of this offering, we have provided a summary of the expected material terms of the Series D Preferred Stock below.

The Company shall not be allowed to effect the conversion of any of the Series D Preferred Stock held by the holder of Series D Preferred Stock, and such holder of Series D Preferred Stock shall not have the right to convert any of the Series D Preferred Stock held by such holder of Series D Preferred Stock pursuant to the terms and conditions of the Series D Certificate of Designations to the extent that after giving effect to such conversion, such holder of Series D Preferred Stock together with its affiliates and certain related parties collectively would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion.

The following are the principal terms of the Series D Preferred Stock, which is contained in the Series D Certificate of Designations, which will amend our Amended and Restated Certificate of Incorporation. The following description is a summary of the material terms of the Series D Preferred Stock and the Series D Certificate of Designations. It does not purport to be complete and is qualified in all respects by the terms of the Series D Certificate of Designations, the form of which is attached to this Form 8-K as Exhibit 3.2. We urge you to read the Series D Certificate of Designations in full because it, and not this description, defines the rights of the holder of Series D Preferred Stock and the relative rights of the holders of our common stock.

Ranking

The Series D Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks equal to the 10% Series A Cumulative Redeemable Convertible Preferred Stock and the Series C Convertible Preferred Stock and is senior to all common stock of the Company unless the Investor consents to the creation of other capital stock of the Company that is senior or equal in rank to the Series D Preferred Stock.

Adjustments

In the event that the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have granted, issued or sold, any shares of common stock, but excluding certain excluded issuances as described in the Series D Certificate of Designation, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price, subject to certain exceptions described in the Series D Certificate of Designations.

If the Company effects any stock split, stock dividend, recapitalization or otherwise or any combination, reverse stock split or otherwise then in each such case the calculations with respect to the Conversion Price and similar terms shall be adjusted accordingly, all as more fully described in the Series D Certificate of Designations. If there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the common stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price (as defined below) is less than the Conversion Price then in effect (after giving effect to the automatic adjustment above), then on the sixteenth (16th) trading day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) trading day (after giving effect to the automatic adjustment above) shall be reduced to the Event Market Price. “Event Market Price” means, with respect to any Stock Combination Event Date, 80% of the quotient determined by dividing (x) the sum of the VWAP (as defined in the Series D Certificate of Designation) of the common stock for each of the three (3) lowest trading days during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the sixteenth (16th) trading day after such Stock Combination Event Date, divided by (y) three (3).

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series D Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder of Series D Preferred Stock could have acquired if such holder of Series D Preferred Stock had held the number of shares of common stock acquirable upon complete conversion of all the Series D Preferred Stock held by such holder of Series D Preferred Stock immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Conversion

The Series D Certificate of Designations contemplates that the Series D Preferred Stock will be convertible into common stock (the “Conversion Shares”) at the option of the holder of Series D Preferred Stock at any time from time to time after the date of issuance thereof. The number of Conversion Shares issuable upon conversion of any share of Series D Preferred Stock shall be determined by dividing (x) the Conversion Amount (as defined below) of a share of Series D Preferred Stock by (y) the lower of (i) the Conversion Price (as defined below); and (ii) the Alternate Conversion Price (as defined below), subject to the Floor Price (as defined below). “Conversion Amount” shall mean, with respect to each share of Series D Preferred Stock, the sum of (A) $1,000 (such amount, subject to adjustment, the “Stated Value”) and (B) all declared and unpaid dividends with respect to such Stated Value and any other amounts owed under the Series D Certificate of Designations. “Conversion Price” shall mean $3.00. “Alternate Conversion Price” shall mean 90% of the lowest VWAP (as defined in the Series D Certificate of Designations) of the 10 trading days ending and including the date of conversion. “Floor Price” shall mean $0.39.

Liquidation

In the event of a liquidation, the holders of Series D Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of common stock or other junior stock, but pari passu with any parity stock then outstanding, such as the Series A Preferred Stock, an amount per preferred share equal to the greater of (A) 125% of the Conversion Amount of such preferred share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such preferred share into common stock (at the Alternate Conversion Price then in effect) immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of parity stock, then each Holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective Certificate of Designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of preferred shares and all holders of shares of parity stock.

In addition, the Company will provide the holders of Series D Preferred Stock with notice of certain triggering events (each a “Triggering Event”) or if a holder of Series D Preferred Stock may become aware of a Triggering Event as a result of which the holder of Series D Preferred Stock may choose to convert the Series D Preferred Stock they hold into Conversion Shares at the Series D Alternate Conversion Price for the Triggering Event Conversion Right Period.

Each of the following is a “Triggering Event” and each of the events in clauses (x), (xi), and (xii), is a “Bankruptcy Triggering Event”:

(i) the suspension from trading or the failure of the common stock to be trading or listed (as applicable) on an Eligible Market for a period of three (3) consecutive Trading Days;

(ii) the Company’s failure (A) to cure a Conversion Failure by delivery of the required number of shares of common stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of Series D Preferred Stock, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any preferred shares into shares of common stock that is requested in accordance with the provisions of the Series D Certificate of Designations, other than pursuant to Section 4(d). of the Series D Certificate of Designations;

(iii) the Board fails to declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 3 of the Certificate of Designations;

(iv) the Company’s failure to pay to any holder of Series D Preferred Stock any Dividend on any Dividend Date (whether or not declared by the Board) or any other amount when and as due under the Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the NRS), except, in the case of a failure to pay Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least two (2) Trading Days

(v) other than as specifically set forth in another clause of Section 5(a) of the Series D Certificate of Designations, the Company or any Subsidiary breaches any representation or warranty or any covenant or other term or condition of the Securities Purchase Agreement, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days;

(vi) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) and any such failure remains uncured for a period of two (2) consecutive Trading Days;

(vii) except to the extent the Company is in compliance with Section 11(b) of the Series D Certificate of Designation, at any time following the fifth (5th) consecutive day that a holder of Series D Preferred Stock’s Authorized Share Allocation (as defined in Section 11(a) of the Series D Certificate of Designations) is less than the number of shares of common stock that such holder of Series D Preferred Stock would be entitled to receive upon a conversion, in full, of all of the shares then held by such holder of Series D Preferred Stock (without regard to any limitations on conversion set forth in the Series D Certificate of Designation);

(viii) the Company fails to remove any restrictive legend on any certificate or any shares of common stock issued to the applicable holder of Series D Preferred Stock upon conversion or exercise (as the case may be) of any Securities held by such holder of Series D Preferred Stock as and when required by such Securities, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(ix) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of indebtedness for borrowed money of the Company or any of its Subsidiaries, excluding any indebtedness for borrowed money in which no cash payment is required at such time pursuant to a forbearance agreement in full force and effect or any applicable grace period under the terms of such indebtedness for borrowed money;

(x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party (other than Argyll Entertainment), shall not be dismissed within thirty (30) days of their initiation;

(xi) the commencement by the Company or any Subsidiary (other than Argyll Entertainment) of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xiii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides each holder of Series D Preferred Stock a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each holder of Series D Preferred Stock) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment; or

(xi) a knowingly false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions (as defined in the Preferred Warrants) are satisfied, (B) there has been no Equity Conditions Failure (as defined in the Preferred Warrants), or (C) as to whether any Triggering Event has occurred.

(xii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xiii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides each holder of Series D Preferred Stock a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each holder of Series D Preferred Stock) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment; or

(xi) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions (as defined in the Series D Certificate of Designations) are satisfied, (B) there has been no Equity Conditions Failure (as defined in the Series D Certificate of Designations), or (C) as to whether any Triggering Event has occurred.

Mandatory Redemption on Bankruptcy Triggering Event

Upon any Bankruptcy Triggering Event, the Company shall immediately redeem, in cash, each share of Series D Preferred Stock then outstanding at a redemption price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 115% and (ii) the product of (X) the Conversion Rate (calculated using the lowest Alternate Conversion Price during the period commencing on the 20th trading day immediately preceding such public announcement and ending on the date the Company makes the entire redemption payment with respect to the Conversion Amount in effect immediately following the date of initial public announcement (or public filing of bankruptcy documents, as applicable) of such Bankruptcy Triggering Event multiplied by (Y) the product of (1) 115% multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire redemption payment required to be made.

Dividends

Dividends on the Series D Preferred Stock will accrue daily at a rate equal to 8.0% per annum, increasing 0.50% each 135 day anniversary from the date of issuance and be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with an optional conversion or upon any redemption hereunder (including, without limitation, upon any required payment upon any Bankruptcy Triggering Event).

Beneficial Ownership Limitation

The Series D Preferred Stock cannot be converted into common stock if the holder of Series D Preferred Stock and its affiliates would beneficially own more than 9.99% of the outstanding common stock. However, any holder of Series D Preferred Stock may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing notice.

Voting Rights

The holders of the Series D Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders of Series D Preferred Stock for any purpose nor shall they be entitled to participate in any meeting of the holders of common stock except as provided in the Series D Certificate of Designations or as otherwise required by applicable law). To the extent that under applicable law, the vote of the holder of the Series D Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Investor of the shares of the Series D Preferred Stock, voting together in the aggregate and not in separate series unless required under applicable law, represented at a duly held meeting at which a quorum is presented or by written consent of the Investor (except as otherwise may be required under the applicable law), voting together in the aggregate and not in separate series unless required under the applicable law, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Series D Preferred Stock shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Bylaws and the applicable law.

Without first obtaining the affirmative vote of the Investor, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or Bylaws, or file any Certificate of Amendment or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series D Preferred Stock hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A Convertible Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any preferred stock other than as contemplated hereby or pursuant to the Underwriting Agreement or the Preferred Warrants; or (g) whether or not prohibited by the terms of the Series D Preferred Stock, circumvent a right of the Series D Preferred Stock under the Certificate of Amendment.

Other Terms

The terms of the Series D Preferred Stock prohibit the Company from subsequent financings (this Securities Purchase Agreement excluded) at a price below the Conversion Price, unless approved by the holder of Series D Preferred Stock.

The Holder has the option to require the Company to use 50% of the proceeds from any subsequent financing to redeem the Series D Preferred Stock at the greater of (a) the Conversion Amount of such Subsequent Placement Optional Redemption Share being redeemed as of the Subsequent Placement Optional Redemption Date and (b) solely if any Equity Conditions Failure (as defined in the Series D Certificate of Designations) then exists, the product of (1) the Conversion Rate of an Alternate Conversion of such share being redeemed multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such the date of notice of the redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made.

The holder of Series D Preferred Stock may convert the Series D Preferred Stock into any subsequent financing thereby receiving securities issued in such subsequent financing in exchange for cancellation of all or part of the Series D Preferred Stock.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 and Item 5.03 of this Current Report are incorporated by reference into this Item 3.02 of this Current Report to the extent required.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2023, the Company had previously announced on Form 8-K, that on April 19, 2023, it had entered into an agreement with the Holder (the “Note to Preferred Stock Exchange Agreement”) to exchange the $15,230,024 in aggregate principal amount of the Senior Convertible Note outstanding into 15,230 shares of new Series C Convertible Preferred Stock. This exchange was consummated on April 28, 2023 and the $15,230,024 was exchanged for 15,230 shares of Series C Convertible Preferred Stock. The shares of Series C Convertible Preferred Stock and shares of common stock upon conversion were offered and issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

On April 28, 2023, the Company filed a certificate of designation (the “Series C Certificate of Designations”), with the Secretary of State of the State of Nevada regarding the Company’s shares of preferred stock, par value $0.001 per share, designated as Series C Convertible Preferred Stock, to amend certain powers, designations, preferences and other rights set forth therein. We urge you to read the Series C Certificate of Designations, which is attached to this Form 8-K as Exhibit 3.1, in full because it defines the rights of the holder of Series C Preferred Stock and the relative rights of the holders of our common stock and the description of the terms of the Series C Preferred Stock is subject to and qualified in its entirety by such Certificate of Designations.

In connection with the Note to Preferred Stock Exchange Agreement, the Company’s Board of Directors approved the designation of 20,000 shares of preferred stock as Series C Convertible Preferred Stock, with a par value of $0.001 per share.

The details of the Note to Preferred Stock Exchange Agreement were previously reported on Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2023.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Designations of Series C Convertible Preferred Stock
3.2	Form of Certificate of Designations of Series D Convertible Preferred Stock
4.1	Form of Common Warrants
4.2	Form of Preferred Warrants
10.1	Securities Purchase Agreement, dated April 30, 2023
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

The information contained herein includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, including, the ability to close the transactions contemplated by the Securities Purchase Agreement, the amount of debt for equity exchanges we will be able to effect, the conversion price, and for what period of time such exchanges will continue to occur, if at all. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC, including, our ability to regain compliance with Nasdaq Listing Rules and stay listed on Nasdaq, our significant indebtedness, our obligations under our Senior Convertible Note, and our ability to continue as a going concern. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, unless required by law. The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of such Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Michael Villani
Name:	Michael Villani
Title:	Interim Chief Financial Officer and Controller